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                                                                   EXHIBIT 99


PRESS RELEASE

FOR IMMEDIATE RELEASE

CENTRAL FEDERAL BANK ANNOUNCES EDWARD L. BAUMGARDNER WILL HEAD COLUMBIANA COUNTY REGION

Central Federal Bank, a subsidiary of Central Federal Corporation (Nasdaq:
GCFC), announces that Edward Baumgardner has been named President, Columbiana County Region and will oversee the bank's two offices, located in Wellsville and Calcutta, Ohio.

With nearly 30 years' experience in the banking industry, Baumgardner served as president and CEO of Potters Bank and Potters Financial Corporation until it merged with The Home Savings and Loan Company of Youngstown, Ohio, in 2002. Prior to that, he was president of American Community Bank, N.A., which now operates as Sky Bank in Lima, Ohio.

"We are excited to have Edward Baumgardner as part of our team. His proven banking experience will help us provide the caliber of services our clients and friends expect and deserve," said David C. Vernon, Chairman and CEO.

"I have been asked to build our Columbiana County operation and am looking forward to helping Central Federal achieve greater success in Columbiana County," added Baumgardner.

For more information about Central Federal, contact David C. Vernon at 330-666-7979 or Edward L. Baumgardner at 330-532-1517.

ABOUT EDWARD BAUMGARDNER
As former president and CEO of Potters Bank and Potters Financial Corporation, Edward Baumgardner has nearly 30 years' experience in banking. He has served on multiple professional and civic organizations. He resides in East Liverpool.

ABOUT CENTRAL FEDERAL
Central Federal Corporation, the holding company for Central Federal Bank, was organized as a Delaware corporation in September 1998, in connection with the bank's conversion from a mutual to stock organization. Central Federal is a community-oriented financial services company founded in 1892.

This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements to be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Our actual results may differ materially from these statements. Although we believe the assumptions underlying the assumptions are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our company or by any person that the future events, plans or expectations contemplated by our company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.